EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK5 2023-5YR3 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Greystone Servicing Company LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Harborside 2-3 Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Harborside 2-3 Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Harborside 2-3 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Harborside 2-3 Mortgage Loan, BellOak, LLC, as Operating Advisor for the Harborside 2-3 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Miracle Mile Shops Mortgage Loan, KeyBank National Association, as Special Servicer for the Miracle Mile Shops Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Miracle Mile Shops Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Miracle Mile Shops Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Miracle Mile Shops Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 503-511 Broadway Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 503-511 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 503-511 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 503-511 Broadway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 503-511 Broadway Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 503-511 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Brandon Mall Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Brandon Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Brandon Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Brandon Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Brandon Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Brandon Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Back Bay Office Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Back Bay Office Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Back Bay Office Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Back Bay Office Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Back Bay Office Mortgage Loan, KeyBank National Association, as Primary Servicer for the Gateway Center South Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Gateway Center South Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Gateway Center South Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Gateway Center South Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Gateway Center South Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Cipriani NYC Portfolio Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Cipriani NYC Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Cipriani NYC Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Cipriani NYC Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Cipriani NYC Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Westfarms Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Westfarms Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westfarms Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Westfarms Mortgage Loan, and BellOak, LLC, as Operating Advisor of the Westfarms Mortgage Loan.

Dated: March 7, 2025

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)